Exhibit 99.02


                                SOUTHERN COMPANY
                              FINANCIAL HIGHLIGHTS
               (In Millions of Dollars Except Earnings Per Share)


                                                     3 Months Ended March
                                                     2003            2002
                                                     ----            ----
                                                   (Notes)         (Notes)

Consolidated Earnings-

Southern Company
Regulated Retail Business                          $ 225            $ 199
Competitive Generation                                57               29
                                                     ---             ----
Total                                                282              228
Synthetic Fuels                                        9                6
Products and Services                                 13                3
Leasing Business                                       8                6
Parent Company and Other                             (14)             (19)
                                                     ----            ----
Net Income                                         $ 298            $ 224
                                                   ======           =====

Basic Earnings Per Share-(Notes)                  $ 0.41           $ 0.32


Operating Revenues                                $2,553           $2,214
Earnings Before Income Taxes                         419              335
Average Shares Outstanding (in millions)             719              701
End of Period Shares Outstanding (in millions)       721              703




Notes

- Diluted earnings per share are not more than 1 cent for any period reported above and are not material.

- Certain prior year data has been reclassified to conform with current year presentation.

- Information contained in this report is subject to review and adjustments and may be different from final results published in the Form 10-Q.